Exhibit 4.7
US$160,000,000
Home Inns & Hotels Management Inc.
2.00% Convertible Senior Notes Due December 15, 2015
PURCHASE AGREEMENT
December 14, 2010

To:	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
United States Of America

J.P. Morgan Securities Ltd.
125 London Wall
London
EC2Y 5AJ
United Kingdom

(the “Managers”)
Dear Sirs,
Home Inns & Hotels Management Inc., incorporated under the laws of the Cayman Islands (the “Issuer”), proposes to issue US$160,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes Due December 15, 2015 (the “Firm Notes”). In addition, the Issuer proposes to grant the Managers an option to subscribe up to an additional US$24,000,000 aggregate principal amount of such Notes (the “Optional Notes”) (the Firm Notes and the Optional Notes are together referred to collectively as the “Notes”, which expression shall include, where the context so admits, the Restricted Global Note (the “Restricted Global Note”)) representing the Notes resold pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and a Regulation S Global Note (the “Regulation S Global Note”) representing the Notes sold pursuant to Regulation S (“Regulation S”) under the Securities Act which will be convertible into American depositary shares (“ADSs”), representing fully paid ordinary shares, par value $0.005 per Share (“Shares”) in the capital of the Issuer, at a conversion rate (subject to adjustment) of 20.2560 ADSs per US$1,000 principal amount of Notes (equivalent to a conversion price (subject to adjustment) of US$49.37 per ADS) and/or cash, at the Issuer’s election. Any American depositary shares (“ADSs”) to be delivered upon conversion of the Notes into Shares will be evidenced by book entry in the records of the Depositary (as defined below), against deposit of the Shares represented thereby, pursuant to the deposit agreement (the “Deposit Agreement”) dated as of October 31, 2006, among the Issuer, The Bank of New York, as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs issued thereunder. Unless the context otherwise requires, each reference to the ADSs herein also includes the Shares represented by such ADSs. The terms of the Notes are set out in the Preliminary Offering Memorandum and the Offering Memorandum referred to below.
The Notes will be issued under an indenture (the “Indenture”) to be dated on or around December 21, 2010 between the Issuer and The Bank of New York, as Trustee and Transfer Agent.
The Notes may be sold pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and by Credit Suisse Securities (USA) LLC as selling agent for itself and by J.P. Morgan Securities Ltd. as selling agent itself (together the “144A Selling Agents”) pursuant to Rule 144A (“Rule 144A”) under the Securities Act in the United States of America to qualified institutional buyers.

Holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated the First Closing Date (defined below) and substantially in the form attached hereto as Schedule A (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to file one or more registration statements with the U.S. Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Notes or the Registrable Securities referred to (and as defined) in the Registration Rights Agreement.
The Issuer wishes to record the arrangements agreed between it and the Managers for the issue and purchase of the Notes as follows:
1. Purchase of the Notes.
(a) The Issuer agrees to issue the Notes and the Managers jointly and severally agree with the Issuer to subscribe and pay for the Notes on the Closing Date (as defined in paragraph 6 below) at the selling price, being the issue price of 100 per cent of the principal amount of the Notes, less a selling concession of 2.875 per cent of their principal amount, plus accrued interest, if any (the “Selling Price”).
(b) The Issuer hereby grants to the Managers an option (the “Over-Allotment Option”) to subscribe or procure subscribers for (subject to paragraph 1(d) below) up to US$24,000,000 aggregate principal amount of Optional Notes. Such Over-Allotment Option shall be exercisable on the date hereof or from time to time up to and including the thirtieth day following the First Closing Date (as defined in paragraph 6) and to the extent not previously exercised may be terminated at any time upon written notice from the Managers to the Issuer (in the form of Schedule B to this Agreement). Such notice shall be irrevocable (subject to paragraph 7 below) and shall set forth the aggregate number of Optional Notes as to which the option is being exercised and the date and time, as determined by the Managers, when the Optional Notes are to be issued by the Issuer against payment for the Optional Notes (each date on which the Over-Allotment Option is exercised shall be referred to herein as an “Optional Closing Date”). For the purposes of this paragraph 1(b), “business day” means any day (other than a Saturday) upon which banks are open for business in New York.
(c) If the Over-Allotment Option is duly exercised in accordance with paragraph 1(b), the Issuer agrees to issue the Optional Notes to the Managers and the Managers jointly and severally agree to subscribe for and pay for the Optional Notes on each Optional Closing Date at the Issue Price per Note less the amounts in respect of the selling commission referred to in paragraph 4.
(d) References in this Agreement to “the Closing Date” shall be to the First Closing Date and any Optional Closing Date, as the case may be.
The Issuer confirms that it has prepared a preliminary offering memorandum dated December 13, 2010 (the “Preliminary Offering Memorandum”) and an offering memorandum dated December 14, 2010 (the “Offering Memorandum”) and authorizes the Managers to distribute copies of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and sale of the Notes. The Preliminary Offering Memorandum and the Offering Memorandum, together with the documents listed in Schedule C hereto, which have been incorporated into the Preliminary Offering Memorandum and Offering Memorandum, are hereinafter collectively referred to as the “Offering Document.”
In connection with the issue and sale of the Notes each of the Managers represents that it has observed and undertakes that it will observe the restrictions on the offering of Notes and distribution of documents relating to the Notes set forth in paragraph 8 below.
Credit Suisse Securities (USA) LLC, on behalf of the Managers may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise, in connection with the distribution of the Notes, with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market but in doing so Credit Suisse Securities (USA) LLC shall act as principal and not as agent of the Issuer and any loss resulting from over-allotment or stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by Credit Suisse Securities (USA) LLC for the account of the Managers. The Managers acknowledge that the Issuer has not authorized the issue of more than US$184,000,000 aggregate principal amount of Notes (being the total aggregate principal amount of Notes comprising the Firm Notes and the Optional Notes), but that any over-allotment by the Managers over and above the Firm Notes may be covered to the extent that Optional Notes are issued pursuant to the exercise of the Over-Allotment Option.

2. Representations and Warranties.
(a) The Issuer represents, warrants and agrees to and with the Managers that:-
(i) Due Incorporation. The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and is not in liquidation or receivership.
(ii) Subsidiaries. The Issuer does not own or control, directly or indirectly, any corporation, association or entity other than Home Inns & Hotels Management (Hong Kong) Limited (“Home Inns HK”), Yitel Hotel Management (Hong Kong) Limited (“Yitel Hotel HK”), Hong Kong Ai Home Hotel Investment Limited (“Ai Home HK”), Hemei Hotel Management Company (“Hemei”), Home Inns Hotel Management (Beijing) Co., Ltd. (“Home Inns Beijing”), Home Inns Hotel Management (Shanghai) Co., Ltd. (“Home Inns Shanghai”), Huiju Hotel Equipment Lease (Shanghai) Co., Ltd. (“Huiju Equipment”), Shanghai Top Star Hotel Management Co., Ltd. (“Top Star”), Shanghai Huiyi Hotel Equipment Lease Co., Ltd. (“Huiyi Equipment”), Jiangsu Home Inns Hotel Equipment Lease Co., Ltd. (“Jiangsu Home Inns”), Suzhou Home Inns Trading Co., Ltd. (“Suzhou Home Inns”), Suzhou Huichuang Hotel Management Co., Ltd. (“Suzhou Huichuang”), Yitel Hotel Management (Shanghai) Limited (“Yitel Hotel Management”), 147 indirect subsidiaries directly or indirectly owned by Hemei, Home Inns Beijing and Home Inns Shanghai as set forth in Schedule D hereto (the “Operating Subsidiaries”); the six joint ventures as set forth in Schedule D hereto, three of which are 51%, one of which is 65%, one of which is 70% and one of which is 75% owned by Home Inns Shanghai (the “HI Joint Ventures”); Each of Home Inns HK, Yitel Hotel HK, Ai Home HK, Hemei, Home Inns Beijing, Home Inns Shanghai, Huiju Equipment, Top Star, Huiyi Equipment, Jiangsu Home Inns, Suzhou Home Inns, Suzhou Huichuang, Yitel Hotel Management, the Operating Subsidiaries and the HI Joint Ventures is referred to as a “subsidiary” and collectively as the “subsidiaries”, and each of Hemei, Home Inns Beijing, Home Inns Shanghai, Huiju Equipment, Top Star, Huiyi Equipment, Jiangsu Home Inns, Suzhou Home Inns, Suzhou Huichuang, Yitel Hotel Management, the Operating Subsidiaries and the HI Joint Ventures is referred to as a “PRC Subsidiary” and collectively as the “PRC Subsidiaries”. Each subsidiary of the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is nonassessable; the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and each subsidiary of the Issuer is not in liquidation or receivership.
(iii) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Issuer; and the Registration Rights Agreement has been duly authorized by the Issuer and on the First Closing Date will be duly executed and delivered by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms. The Indenture has been duly authorized; the Notes have been duly authorized; and when the Notes are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and such Notes will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) Validity of Securities. When the Notes are delivered and paid for pursuant to this Agreement on each Closing Date, such Notes will be convertible into ADSs in accordance with the terms of the Indenture; the ADSs initially issuable upon conversion of such Notes (including any Shares represented by such ADSs (the “Underlying Shares”)) have been duly authorized, and such Underlying Shares have been validly reserved for issuance and deposit into the Issuer’s ADS facility upon conversion of the Notes and, when the ADSs are issued upon such conversion, the Underlying Shares represented thereby will be validly issued, fully paid and nonassessable; and the Underlying Shares and the ADSs will conform to the description thereof contained in the Offering Document; and the shareholders of the Issuer have no preemptive rights with respect to the Notes, the Underlying Shares or the ADSs representing the Underlying Shares; upon issuance by the Depositary of the ADSs representing the Underlying Shares against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, the ADSs representing the Underlying Shares, will be validly issued free of pre-emptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions, in each case under the Issuer’s memorandum and articles of association or other constitutive or organizational documents, or by contract, other agreement or obligation to which the Issuer is a party or pursuant to applicable law; the Shares reserved for issuance and deposit upon conversion of the Notes, and the ADSs representing the Underlying Shares available for issuance pursuant to the Form F-6 Registration Statement (as defined below) are sufficient in number to meet the Issuer’s conversion obligations pursuant to the terms of the Indenture and the Notes (assuming all conditions to such conversion have been satisfied) based on the Conversion Rate (as defined in the Indenture) in effect as of the conversion; and such ADSs representing the Underlying Shares, when issued upon conversion of the Notes, will be in due and proper form if issued in certificated form or be duly represented by book entry notation in accordance with the Deposit Agreement, and the holders of such ADSs or the Underlying Shares represented thereby will not be subject to personal liability by reason of being such holders.
(v) No SEC Comments. The Issuer has not received any comments from the Commission on its annual report on Form 20-F, which comments remain outstanding or unresolved.
(vi) F-6 Registration Statement. No stop order of the Commission preventing or suspending the effectiveness of the registration statement on Form F-6 (No. 333-137983) relating to the Issuer’s ADSs (the “F-6 Registration Statement”) has been issued and no proceedings for such purpose have been instituted or, to the Issuer’s knowledge, are contemplated by the Commission; the F-6 Registration Statement complied as of such effective time, complies and will comply at the time of purchase of the Notes and any additional time of purchase of the Notes and at the time of conversion, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Securities Act, and did not, as of such effective time, does not and will not, at the time of purchase of the Notes and any additional time of purchase of the Notes and at the time of conversion, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it is not necessary to amend the F-6 Registration Statement in connection with the transactions contemplated by this Agreement, the Indenture or the Notes.
(vii) Description of Agreements. The terms of the Notes, the Indenture, the ADSs and the share capital of the Issuer, including the Shares represented by the ADSs, conform and will conform in all material respects to the descriptions thereof contained in the Offering Document.
(viii) No Finder’s Fee. Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuer and any person that would give rise to a valid claim against the Issuer or any Manager for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required and no other action or thing is required to be taken, fulfilled or done for the issue or offer of the Notes or the consummation of the other transactions contemplated by this Agreement or the Indenture, except for those which have been, or will on or prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;
(x) Payments. Except as disclosed in the Offering Document, under current laws and regulations of the Cayman Islands and the People’s Republic of China and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Notes and dividends and other distributions declared and payable on the ADSs representing the Underlying Shares issuable upon conversion thereof may be paid by the Issuer to the holder thereof in United States dollars or currency that may be converted into foreign currency and freely transferred out of the Cayman Islands and the People’s Republic of China and all such payments made to holders thereof who are non-residents of the Cayman Islands and the People’s Republic of China will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the People’s Republic of China or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and the People’s Republic of China or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the People’s Republic of China or any political subdivision or taxing authority thereof or therein.
(xi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture and this Agreement in connection with the issuance and sale of the Notes, and the issuance and sale of the Notes, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, the charter or by-laws of the Issuer or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their properties or assets or infringe the rules of any stock exchange on which securities of the Issuer are listed, or any agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the properties of the Issuer or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its subsidiaries.
(xii) Disclosure. All statements of fact contained in the Preliminary Offering Memorandum, including all documents incorporated by reference therein, were at the date thereof and all statements of fact contained in the Offering Memorandum, including all documents incorporated by reference therein, are true and accurate in all material respects and not misleading in any material respect and there is no other fact or matter omitted from the Preliminary Offering Memorandum, including all documents incorporated by reference therein, or the Offering Memorandum, including all documents incorporated by reference therein, which (i) was or is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and of the rights attaching to the Notes or (ii) the omission of which made or makes any statement therein misleading in any material respect or (iii) in the context of the issue of the Notes was or is material for disclosure therein. On the date of this Agreement, the Preliminary Offering Memorandum, including all documents incorporated by reference therein, and the Offering Memorandum, including all documents incorporated by reference therein, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum based upon written information furnished to the Issuer by any Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in paragraph 2(b)(ii). Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, on the date of this Agreement, the Issuer’s Annual Report on Form 20-F most recently filed with the Commission pursuant to the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such document, when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum based upon written information furnished to the Issuer by any Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in paragraph 2(b)(ii);

(xiii) Property. Except as disclosed in the Offering Document, the Issuer and its subsidiaries have good and marketable land use rights to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Offering Document, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases (the “Issuer Leases”) with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Issuer nor any of its subsidiaries is in default under any of the Issuer Leases, relating to, or any agreement evidencing an Encumbrance on, any hotel operated or managed by the Issuer or its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer and its subsidiaries taken as a whole (“Material Adverse Effect”), and neither the Issuer nor any of the subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.
(xiv) Absence of Existing Defaults and Conflicts. Neither the Issuer nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. Each franchise agreement or contract of the Issuer that relates to the franchise of a hotel managed by the Issuer or its subsidiaries has been duly executed by, or duly transferred and assigned to, Hemei or a PRC Subsidiary whose authorized scope of business includes franchising.
(xv) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Notes against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Offering Document.
(xvi) Possession of Licenses and Permits. The Issuer and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Offering Document to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in any such case, could have a Material Adverse Effect.

(xviii) Possession of Intellectual Property. The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xix) Environmental Laws. Except as disclosed in the Offering Document, neither the Issuer nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.
(xx) Accurate Disclosure. The statements in the Offering Document under the headings “Summary”, “Risk Factors”, “Dividend Policy”, “Business”, “Enforceability of Civil Liabilities”, “Management”, “Description of Share Capital”, “Description of American Depositary Shares”, “Transfer Restrictions”, “Taxation” and “Plan of Distribution”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the material information required to be shown.
(xxi) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Offering Document are based on or derived from sources that the Issuer believes to be reliable and accurate and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.
(xxii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Offering Document, the Issuer, its subsidiaries and the Issuer’s Board of Directors (the “Board”), Audit Committee (“Audit Committee”) and Compensation Committee are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Issuer maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all securities laws, rules and regulations and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Notes will be, overseen by the Audit Committee of the Board in accordance with Exchange Rules. Except as set forth in the Offering Document, the Issuer has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Issuer does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxiii) Absence of Accounting Issues. The Board has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the Offering Document, the Board is not reviewing or investigating, and neither the Issuer’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Issuer’s disclosure with respect to, any of the Issuer’s material accounting policies; (B) any matter which could result in a restatement of the Issuer’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.
(xxiv) Litigation. Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement, the Deposit Agreement or the Indenture, or which are otherwise material in the context of the sale of the Notes; and, to the Issuer’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, contemplated.
(xxv) Financial Statements. The financial statements included in Offering Document comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial position of the Issuer, Home Inns Beijing, and the Issuer’s consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Offering Document present fairly the information required to be stated therein.
(xxvi) Independent Registered Public Accounting Firm. PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PricewaterhouseCoopers”), who have audited the financial statements incorporated by reference in the Offering Document, are independent public accountants as required by the Act and are registered with the Public Company Accounting Oversight Board.
(xxvii) No Material Adverse Change in Business. Except as disclosed in the Offering Document, since the end of the period covered by the latest audited financial statements incorporated by reference in the Offering Document (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer and its subsidiaries, taken as a whole which would have a Material Adverse Effect, (B) except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock, (C) except as disclosed in or contemplated by the Offering Document, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Issuer and its subsidiaries, (D) except as disclosed in or contemplated by the Offering Document, there has been no transaction by the Issuer and its subsidiaries which would have a Material Adverse Effect, and (E) except as disclosed in or contemplated by the Offering Document, there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Issuer or any subsidiary which would have a Material Adverse Effect.
(xxviii) Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”) required to be registered under Section 8 of the United States Investment Company Act;
(xxix) No Events of Default. No event has occurred or circumstance arisen which, had the Notes already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event described under “Events of Default” in the Terms and Conditions of the Notes in the Offering Document;

(xxx) Payments in Foreign Currency. Except as disclosed in the Offering Document, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the ADSs representing the Underlying Shares and the Shares represented thereby may be paid by the Issuer to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong the PRC or any political subdivision or taxing authority thereof or therein.
(xxxi) No Unlawful Payments. Neither the Issuer nor any of its subsidiaries nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(xxxii) Compliance with Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.
(xxxiii) Compliance with OFAC. None of the Issuer, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(xxxiv) Tax Filings. The Issuer and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Offering Document, the Issuer and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxxv) Insurance. Except as set forth in the Offering Document, the Issuer and its subsidiaries, and to the best of the Issuer’s knowledge after due inquiry, the owners of the properties leased and operated or franchised and managed by the Issuer, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Issuer or any of its subsidiaries, and to the best of the Issuer’s knowledge after due inquiry, the owners of the properties leased and operated or franchised and managed by the Issuer, or their respective assets are in full force and effect; the Issuer and its subsidiaries, and to the best of the Issuer’s knowledge after due inquiry, the owners of the properties leased and operated or franchised and managed by the Issuer, are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries, or to the best of the Issuer’s knowledge after due inquiry, the owners of the properties leased and operated or franchised and managed by the Issuer, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Issuer nor any such subsidiary has any reason to believe that it, or to the best of the Issuer’s knowledge after due inquiry, the owners of the properties leased and operated or franchised and managed by the Issuer, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Offering Document; and the Issuer will obtain directors’ and officer’s insurance in such amounts as is customary.
(xxxvi) Related Party Transactions. There are no material relationships or transactions between the Issuer or any of its subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the Offering Document within the past three years.
(xxxvii) Passive Foreign Investment Company. The Issuer is not and does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2010 or the foreseeable future.
(xxxviii) Stabilization. Neither the Issuer nor any subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.
(xxxix) No Transaction or Other Taxes. Except as disclosed in the Offering Document, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Managers to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Notes by the Issuer and the delivery of the Notes to or for the account of the Managers, (B) the purchase from the Issuer and the initial sale and delivery by the Managers of the Notes to purchasers thereof, (C) in the event of conversion, the issuance and deposit of Shares with the Depositary and Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADSs representing the Underlying Shares by the Depositary, or (D) the execution and delivery of this Agreement, the Indenture and the Deposit Agreement.
(xl) Proper Form of Agreements. This Agreement, the Indenture and the Deposit Agreement are or will be in proper form under the laws of the Cayman Islands for the enforcement thereof against the Issuer in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman of this Agreement, the Indenture and the Deposit Agreement; it is not necessary that this Agreement, the Indenture and the Deposit Agreement, the Offering Document or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Indenture and the Deposit Agreement or any other document to be furnished hereunder or thereunder.
(xli) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement, the Indenture and the Deposit Agreement is or will be a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Issuer has the power to submit, and pursuant to Section 14 of this Agreement, Section 7.8 of the Deposit Agreement and Section [21] of the Indenture has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Issuer has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, Section 7.8 of the Deposit Agreement and Section [21] of the Indenture has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement and the Indenture or the Notes in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Issuer as provided in Section 13 hereof.

(xlii) No Immunity. Neither the Issuer or any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Issuer, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Issuer and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement;
(xliii) Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer based upon this Agreement, the Deposit Agreement and the Indenture would be recognized and enforced against the Issuer by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Offering Document or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.
(xliv) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Offering Document accurately and fully describes (A) accounting policies that the Issuer believes are the most important in the portrayal of the Issuer’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Issuer’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Offering Document, and have consulted with its legal advisers and independent accountants with regards to such disclosure.
(xlv) No Unapproved Marketing Documents. The Issuer has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.
(xlvi) Employee Benefits. Except as set forth in the Offering Document, the Issuer has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Issuer or any subsidiary, or to any other person; the Issuer and its subsidiaries are in compliance with all applicable laws relating to employee benefits.
(xlvii) No Broker-Dealer Affiliation. Except as set forth in the Offering Document, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the officers or directors of the Issuer or the subsidiaries, or holders of 5% or greater of the securities of the Issuer.

(xlviii) SAFE Compliance. The Issuer has taken all reasonable steps to comply with, and to ensure compliance by all of the Issuer’s shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
(xlix) No Trading. None of the Issuer or any of the subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.
(l) M&A Rules. The Issuer is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC; the Issuer has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Issuer understands such legal advice; and the Issuer has fully communicated such legal advice from its PRC counsel to each of its directors and each such director has confirmed that he or she understands such legal advice.
(li) M&A Clarifications. The issuance and sale of the Notes and, upon conversion, of the ADSs representing the Underlying Shares, the listing and trading of the ADSs on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Indenture in connection with the issuance and sale of the Notes is not and will not be, as of the date hereof or at each Delivery Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, (collectively, the “M&A Rules and Related Clarifications”).
(lii) Non-applicability of M&A Rules. As of the date hereof, the M&A Rules did not and do not require the Issuer to obtain the approval of the CSRC prior to the issuance and sale of the Notes and, upon conversion, the ADSs representing the Underlying Shares, the listing and trading of the ADSs representing the Underlying Shares on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Indenture.
(liii) Disclosure of M&A Rules. The statements set forth in the Offering Document under the caption “Risk Factors — Risks Related to Our Business — If the relevant PRC authorities take the position that this offering is subject to their approval because a shareholder of ours is controlled by a state-owned entity, we may be subject to administrative sanctions or penalties” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries which would make the same misleading in any material respect.
(liv) Reporting Requirements. The Issuer is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(lv) No Same Class of Securities. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(lvi) No Registration. The offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
(lvii) Foreign Issuer. The Issuer is a “foreign issuer” within the meaning of Rule 405 under the Act, and the Issuer reasonably believes that there is no substantial U.S. market interest in the Notes.
(lviii) Valid Regulation S Offering. Neither the Issuer, nor any of its affiliates, nor any person acting on its or their behalf (A) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes or any security of the same class or series as the Notes or (B) has offered or will offer or sell the Notes (Y) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (Z) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(lix) Valid Rule 144A Offering. As of the date of their issuance, the Notes will not be, and no securities of the same class (within the meaning of Rule 144A(d)(3)) as the Notes will be, (A) listed on a national securities exchange in the United States which is registered under Section 6 of the Exchange Act, or (B) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States; in connection with the offering, until the Managers shall have notified the Issuer of the completion of the distribution of the Notes being made within the United States by the 144A Selling Agents, neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes or other securities into which the Notes, may in whole or significant part determine the value of the Notes or which would otherwise be considered “reference securities” (as defined in Rule 100 of Regulation M under the Exchange Act) (collectively, “Restricted Securities”); and the offer and sale of the Notes by the Issuer to the Managers for resale through the 144A Selling Agents in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.
(lx) Representation of Officers. Any certificate signed by any officer of the Issuer and delivered to the Managers or counsel for the Managers as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Issuer, as to matters covered thereby, to each Manager.
(b) Indemnity
(i) The commitment of the Managers under this Agreement being made on the basis of the foregoing representations and warranties and with the intention that they shall remain true and accurate in all respects up to and including the Closing Date, the Issuer will indemnify and hold harmless each Manager and each 144A Selling Agent and individually each of its directors, officers and/or each person who controls any Manager or 144A Selling Agent from and against any loss, liability, cost, claim, action, demand or expense which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with any breach or alleged breach of any such representation or warranty, any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Manager and 144A Selling Agent for any legal or other expenses reasonably incurred by such Manager or 144A Selling Agent in connection with investigating or defending any such loss, liability, cost, claim, action, demand or expense as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, liability, cost, claim, action, demand or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Manager or 144A Selling Agent specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in clause (ii) below.
(ii) Each Manager will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning Section 15 of the Securities Act, against any losses, liabilities, costs, claims, actions, demands or expenses to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, liabilities, costs, claims, actions, demands or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum and Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Manager or 144A Selling Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, liability, cost, claim, action, demand or expense as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager or 144A Selling Agent consists of the following information in the Preliminary Offering Memorandum or Offering Memorandum furnished on behalf of each Manager and 144A Selling Agent: the statements relating to over-allotment, stabilizing transactions, covering transactions and penalty bids under the caption “Plan of Distribution”.
(iii) Promptly after receipt by an indemnified party under this paragraph 2(b) notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Clause (i) or (ii) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (i) or (ii) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Clause (i) or (ii) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 2(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(iv) If the indemnification provided for in this paragraph 2(b) is unavailable or insufficient to hold harmless an indemnified party under Clause (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, liabilities, costs, claims, actions, demands or expenses referred to in Clause (i) or (ii) above (x) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, liabilities, costs, claims, actions, demands or expenses as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Managers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, liabilities, costs, claims, actions, demands or expenses referred to in the first sentence of this Clause (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Clause (iv). Notwithstanding the provisions of this Clause (iv), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and resold by it were resold exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Managers’ obligations in this Clause (iv) to contribute are several in proportion to their respective purchase obligations and not joint.
(v) The obligations of the Issuer under this paragraph 2(b) shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager or 144A Selling Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Managers and 144A Selling Agents under this paragraph 2(b) shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.
3. Covenants of the Issuer.
The Issuer undertakes with the Managers that:
(a) Offering Circular. The Issuer will prepare the Offering Document in a form approved by the Managers in their reasonable discretion. The Issuer will advise the Managers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Managers consent. If, at any time prior to the completion of the resale of the Notes by the Managers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Managers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Managers’ consent to, nor the Managers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
(b) Copies of Documents. The Issuer will furnish to the Managers copies of any Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managers may reasonably request, and the Issuer will furnish to the Managers on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. The Issuer will pay the expenses of printing and distributing to the Managers all such documents.

(c) Transfer Restrictions. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Issuer will, upon request, furnish to the Managers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.
(d) Resales by Affiliates. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them, other than pursuant to an effective registration statement or valid exemption under the Act which results in the ADSs registered thereon being freely tradeable upon sale pursuant to such registration statement.
(e) Investment Company. During the period of five years after the later of the First Closing Date and the last Optional Closing Date, the Issuer will not be or become, an investment company as defined in the Investment Company Act that is or is required to be registered under Section 8 of the Investment Company Act.
(f) Bids. In connection with the offering, until the Managers shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.
(g) Stamp Tax. The Issuer will indemnify and hold harmless the Managers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Notes and on the execution and delivery of this Agreement or the Indenture. All payments to be made by the Issuer hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
(h) Listing of ADSs. The Issuer will use its best efforts to cause the ADSs representing the Underlying Shares to be listed on the Nasdaq Global Market and to maintain such listing.
(i) Reserve Shares. The Issuer will at all times reserve and keep available, free of preemptive rights, Shares in an amount sufficient to satisfy the Issuer’s obligations to issue Underlying Shares upon conversion of the Notes.
(j) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of proceeds” in the Offering Document; the Issuer will not use, and will cause its subsidiaries not to use, the proceeds from the sale of any Notes, directly or indirectly, for any purpose or activity that would cause the Managers or any purchaser of the Notes or Underlying Shares, by virtue of their purchasing or holding any Notes or the Underlying Shares, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the OFAC.
(k) Stabilization. The Issuer will not, and to cause the subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes or the ADSs (including the Underlying Shares represented thereby).
(l) Transfer Agent. The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Shares.

(m) Settlement System. The Issuer will use its best efforts to cause the Notes to be eligible for clearance and settlement through the facilities of The Depositary Trust Company, Euroclear and Clearstream.
(n) No Registration. The Issuer will not, and will cause the subsidiaries not to, and will use its reasonable efforts to cause its or its subsidiaries’ affiliates over which the Issuer exercises control not to, directly or through any agent, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), which sale, offer, solicitation or negotiation could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the sale of the Notes to the Managers.
(o) Additional Disclosure. The Issuer will not, without the prior consent of the Managers, make any disclosure document other than the Offering Document.
(p) Judgment. The Issuer hereby agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Notes, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Issuer and payable on the Shares; and (iii) to use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Issuer to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
(q) Deposit Agreement. The Issuer hereby agrees to comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.
(r) Sarbanes-Oxley. The Issuer hereby agrees to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Issuer’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.
(s) Definitive Notes. The Issuer will use its best endeavors to make such arrangements satisfactory to the Managers as it can to ensure that the definitive Notes are printed and issued as provided in the Indenture;
(t) Documentation. So long as any of the Notes remains outstanding, the Issuer will furnish to the Managers, copies of each document filed by the Issuer with the Nasdaq Global Market and copies of financial statements and other periodic reports that the Issuer may furnish generally to holders of its debt securities;
(u) PORTAL and DTC. The Issuer will assist the Managers in arranging for the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by FINRA relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through the Depository Trust Company;
(v) Information Requirements. At any time prior to two years after the last Closing Date when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b), the Issuer will furnish as soon as available to the Managers and, upon request, to holders of the Notes and prospective purchasers of the Notes, copies of the information required to be delivered to holders and prospective purchasers of the Notes and take such further action as may be reasonably requested by the Managers and the holders of the Notes in writing (including, without limitation, making such representations as any such holder of Notes may reasonably request), all to the extent required from time to time to enable such holders of Notes to sell the Notes without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of the Managers or any holder of Notes, the Issuer shall deliver a written statement as to whether the Issuer has duly filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve months, unless such a statement has been included in the Issuer’s most recent report filed by it under Section 13 or 15(d) of the Exchange Act. The Issuer will pay the expenses of printing and distributing to the Managers all such documents;

(w) Lock-up. Neither the Issuer, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its or their behalf will, directly or indirectly, take any of the following actions, or publicly disclose the intention to take any such actions, with respect to any Notes or Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any Notes, Shares or ADSs, for a period of 90 days after the date of the Final Offering Memorandum without the prior written consent of the Managers: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of any such securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase any such securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of any such securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any such securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to any such securities; provided that the foregoing restrictions will not apply to (a) the issuance of the Notes pursuant to this Agreement or ADSs upon conversion of the Notes, (b) the issuance of ADSs, or securities convertible into or exchangeable or exercisable for Shares or ADSs, pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, or (c) grants of share options, share awards or restricted share units, or issuances of Shares, pursuant to the terms of a share incentive plan or employee stock purchase plan in effect on the date hereof (provided that such securities, other than Shares issued pursuant to our employee share purchase plan, do not vest or are otherwise non-transferable during the 90-day period referred to above), or issuances of Shares pursuant to the exercise of such options granted during the 90-day period referred to above (provided such Shares are non-transferable during such 90-day period). The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes. Notwithstanding the foregoing, issues, offers, sales, contracts to sell, pledges or disposals as aforesaid may be made to executives of the Issuer and/or its subsidiaries if such issues, offers, sales, contracts to sell, pledges or disposals are made as part of a management incentive scheme, without the consent of the Managers in a manner consistent with past practice.
4. Commissions.
In consideration of the agreement by the Managers to act as the agents of the Issuer in relation to the issue of the Notes and to subscribe and pay for the Notes, the Issuer will pay to the Managers commissions calculated on the principal amount of the Notes of 2.875 per cent for management and underwriting. Such commission shall be deducted from the subscription monies for the Notes as provided in paragraph 6.
5. Costs and Expenses.
The Issuer agrees to:
(a) pay all expenses (together with VAT where applicable) incidental to the performance of its obligations under this Agreement, the Indenture and the Deposit Agreement, including (i) the fees and expenses of the Trustee, Agent and Depositary and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, the preparation and printing of this Agreement, the Notes, the Indenture, the Deposit Agreement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (iii) the cost of any advertising approved by the Issuer in connection with the issue of the Notes, (iv) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Managers and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in conection with the road show, (v) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, (vi) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Managers, (vii) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (viii) any fees and expenses of the Company payable in connection with the initial and continued designation of the Notes as PORTAL securities, (ix) any filing for review by FINRA of the Notes and, (x) any fees and expenses relating to the qualification of the ADSs for listing on the Nasdaq Global Market following conversion of the Notes. The Issuer will also pay or reimburse the Managers (to the extent incurred by them) for all travel expenses of the Issuer’s officers and employees and any other expenses of the Issuer in connection with attending or hosting meetings with prospective purchasers of the Notes from the Managers;

(b) indemnify and hold the Managers harmless against any stamp, issue, registration, documentary or other taxes and duties, including any interest and penalties, on or in connection with the creation, issue, offering or sale of the Notes or the execution and delivery of this Agreement or the Indenture; and
(c) pay to the Managers an amount of up to US$200,000 by way of contribution towards the fees of their legal advisers and other expenses and disbursements (including any irrecoverable VAT) incurred by the Managers in connection with the preparation and management of the issue, including but not limited to those in respect of couriers, travel, telex, telephone, postage and other out-of-pocket expenses, in particular, expenses relating to printing, marketing and publicity.
The Issuer agrees to make the payments provided for in paragraphs 5(a) and (c) above whether or not the subscription and sale of the Notes is consummated.
All payments by the Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Issuer will increase the amount paid so that the full amount of such payment is received.
6. Closing.
(a) At 10.00 hours (New York City time) (or such other time as may be agreed between the Managers and the Issuer) on December 21, 2010 or such other time and date, not later than ten business days after the date hereof as the Issuer and the Managers shall determine (the “Closing Date”), the Issuer will issue and deliver to the Managers or their order in such place as they may reasonably require the Regulation S Global Note and the DTC Restricted Global Note duly executed and authenticated.
(b) Against such delivery the Managers will pay or cause to be paid to the Issuer the net subscription moneys for the Notes (namely the Selling Price for the Notes, less the commissions referred to in paragraph 4 and the amount referred to in paragraph 5(c)). Such payment shall be arranged by the Managers, in Federal (same day) funds by official check or checks or wire transfer to an account of a bank acceptable to the Managers.
7. Conditions Precedent.
The obligations of the Managers to subscribe and pay for the Notes is subject to the following conditions precedent:
(a) Upon the signing of this Agreement, there shall have been delivered to the Managers letters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Document, dated the date of this Agreement, of PricewaterhouseCoopers, in the agreed form;
(b) On the Closing Date, there shall have been delivered to the Managers letters, dated the Closing Date, of Pricewaterhouse Coopers, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection;

(c) On or prior to the Closing Date, there shall have been delivered to the Managers opinions, dated the Closing Date, of:
(i) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Issuer, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-1 hereto;
(ii) Maples and Calder, Cayman Islands counsel to the Issuer, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-2 hereto;
(iii) Commerce & Finance Law Officers, PRC counsel to the Issuer, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-3 hereto;
(iv) Li & Partners, Hong Kong counsel to the Issuer, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-4 hereto;
(v) Simpson Thacher & Bartlett LLP, United States counsel to the Managers, in form and substance reasonably satisfactory to the Managers;
(vi) Haiwen & Partners, PRC counsel to the Managers, in form and substance reasonably satisfactory to the Managers;
(vii) Emmet Marvin & Martin LLP, counsel to the Depositary, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-5 hereto;
(viii) Clifford Chance, counsel to the Trustee, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Schedule E-6 hereto;
(d) At the Closing Date (i) the representations and warranties of the Issuer herein shall be accurate and correct at, and as if made on, the Closing Date; (ii) the Issuer shall have performed all of its obligations hereunder to be performed on or before the Closing Date; and (iii) there shall have been delivered to the Managers a certificate, dated as of the Closing Date, of a duly authorized officer of the Issuer to such effect;
(e) At the Closing Date there shall have occurred no downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change which indicates the direction of any such change, in a rating solicited by the Issuer, accorded to any other debt securities of the Issuer by any rating agency;
(f) At the Closing Date there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, prospects or results of or the operations of the Issuer or the Consolidated Group from that set forth in the Offering Document, which, in the sole discretion of the Managers, is material and adverse and which makes it, in the sole discretion of the Managers, impracticable to market the Notes on the terms and in the manner contemplated in the Offering Document;
(g) The Deposit Agreement shall be in full force and effect;
(h) The Depositary shall have furnished or caused to be furnished to the Managers a certificate satisfactory to the Managers of one of its authorized officers stating that, (i) with respect to the deposit of shares by non-affiliates of the Issuer upon conversion of the Issuer, the Depositary waives its right under Section 5.7 of the Deposit Agreement to receive an opinion of U.S. counsel for the Issuer covering the matters set forth in Section 5.7 of the Deposit Agreement and (ii) such other matters related thereto as the Managers reasonably request;
(i) The Indenture (in form and substance reasonably satisfactory to the Managers) shall have been duly executed and delivered by the Issuer and the Trustee, and the Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Trustee;
(j) The Managers shall have received copies, duly executed by the Issuer and the other party or parties thereto, of the Indenture, the Deposit Agreement and the Registration Rights Agreement;

(k) The Notes shall have been accepted for clearance and settlement through the facilities of The Depositary Trust Company, Euroclear and Clearstream;
(l) There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture;
(m) No amendment or supplement to the Offering Document shall have been made to which the Managers shall have reasonably objected in writing;
(n) The Managers shall have received evidence of the appointment of Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017 as provided in Section 13 hereof;
(o) On or prior to the Closing Date, the Managers shall have received agreements substantially in the form of Schedule F hereto, signed by each executive officer and director of the Issuer and effective as of the date hereof;
(p) And such other resolutions, consents, authorities and documents relating to the issue of the Notes, as the Managers may reasonably require.
Documents which are described as being “in the agreed form” are documents in the form of those which have been initialed for the purposes of identification by Simpson Thacher & Bartlett LLP, copies of which are held by the Issuer and the Managers, with such changes as the Managers and the Issuer may approve.
If any of the conditions set forth in this paragraph 7 is not satisfied on or prior to the Closing Date, the parties hereto shall be released and discharged from their respective obligations hereunder (except for the liability of the Issuer for the payment of costs and expenses as provided in paragraph 5, for the obligation of any Managers under paragraph 1(a) and for the respective obligations of the parties pursuant to paragraphs 8 and 9). The Issuer agrees to make the payments provided for in paragraphs 5(a) and 5(c) above whether or not the subscription and sale of the Notes is consummated. The Managers, may at their discretion, however, waive compliance with the whole or any part of this paragraph.
8. Restrictions.
(a) No action has been taken or will be taken in any jurisdiction by the Managers or the Issuer that would permit a public offering of the Notes, or possession or distribution of the Offering Document (in preliminary or final form) or any amendment or supplement thereto or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it acquires, purchases, offers, sells or delivers Notes or has in its possession or distributes the Offering Document (in preliminary or final form) or any amendment or supplement thereto or any other offering material, in all cases at its own expense. The Issuer and the Managers will have no responsibility for, and each Manager will obtain any consent, approval or permission required by it for, the acquisition, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any acquisition, offer, sale or delivery. No Manager is authorized to make any representation or use any information in connection with the issue, subscription and sale of the Notes other than as contained in the Offering Document (in final form) or any amendment or supplement thereto.
(b) Each Manager represents that it and any 144A Selling Agent affiliated with it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(c) Each Manager acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Manager severally represents and agrees that it has offered and sold, and will offer and sell the Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the last Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither any Manager nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and each Manager, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Manager agrees that, at or prior to confirmation of sale of the Notes (other than a sale pursuant to Rule 144A), the Manager will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subparagraph (c) have the meanings given to them by Regulation S.
(d) Each Manager severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for arrangements with the 144A Selling Agents and except for any such arrangements with the other Managers or affiliates of the other Managers or with the prior written consent of the Issuer.
(e) Each Manager severally agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Manager severally agrees, with respect to resales made in reliance on Rule 144A by it or on its behalf by any Selling Agent, other than through the PORTAL market, of any of the Notes, to deliver or cause to be delivered either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(f) Each Manager severally represents and agrees that it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
9. Termination.
(a) Notwithstanding anything contained herein, the Managers may, by notice to the Issuer given at any time prior to payment of the net subscription moneys for the Notes to the Issuer, terminate this Agreement in any of the following circumstances:-
(i) if there shall have come to the notice of the Managers any material breach of, or any event rendering untrue or incorrect in any respect, any of the warranties and representations contained in paragraph 2 or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

(ii) if any of the conditions specified in paragraph 7 has not been satisfied or waived by the Managers; or
(iii) if, in the Managers’ opinion, there shall have been since the date of this Agreement such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market.
(b) Upon such notice being given this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that (i) the Issuer shall remain liable under paragraph 5(a) and 5(c) for the payment of the costs and expenses already incurred or incurred in consequence of such termination, and (ii) the respective obligations of the parties under paragraph 2(b) which would have continued had the arrangements for the subscription and issue of the Notes been completed, shall continue.
(c) If any Manager or Managers default in their obligations to purchase the Notes hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Notes that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes that the Managers are obligated to purchase on such Closing Date, the non-defaulting Manager(s) may make arrangements satisfactory to the Issuer for the purchase of such Notes by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date, the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Manager(s) and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Issuer, except as provided in Section 9 (provided that if such default occurs with respect to Optional Notes after the First Closing Date, this Agreement shall not terminate as to the Firm Notes or any Optional Notes purchased prior to such termination). As used in this Agreement, the term “Manager” includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.
10. Survival of Representations and Obligations.
The representations, warranties, agreements, undertakings and indemnities herein shall continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the Notes.
11. Absence of Fiduciary Relationship. The Issuer acknowledges and agrees that:
(a) The Managers have been retained solely to act as initial purchaser(s) in connection with the sale of Notes and that no fiduciary, advisory or agency relationship between Issuer and the Managers have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Managers have advised or are advising the Issuer on other matters;
(b) The price of the Notes set forth in this Agreement was established by the Issuer following discussions and arms-length negotiations with the Managers and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) It has been advised that the Managers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Managers have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

(d) It waives, to the fullest extent permitted by law, any claims it may have against the Managers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Managers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.
12. Notices.
Any notice or notification in any form to be given by the Managers to the Issuer may be delivered in person or sent by letter or facsimile transmission or telex (but in the case of notification by facsimile transmission or telex with subsequent confirmation by letter) addressed to it at Home Inns & Hotels Management Inc., No. 124 Caobao Road Xuhui District, Shanghai 200235, People’s Republic of China, Attention: Chief Financial Officer, Fax +86 21 5425 2700.
Any notice or notification to the Managers shall be addressed to them at (a) Credit Suisse Securities (USA) LLC, c/o Credit Suisse (Hong Kong) Limited, Level 21, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Fax +852-3969-7725 (Attention: Legal and Compliance Department) and (b) J.P. Morgan Securities Ltd., c/o JPM Securities (Asia Pacific) Limited, Chater House, 28/F, 8 Connaught Road, Central, Hong Kong, Fax +852-2800-8438 (Attention: Matthew Lawson). Any such notice shall take effect, in the case of a letter, at the time of delivery, in the case of facsimile transmission at the time of despatch or in the case of a telex on receipt of an answerback confirmation by such Manager.
13. English Documents
All documents to be delivered under or pursuant to any provision of this Agreement by the Issuer shall be in the English language or accompanied by a certified English translation but the English language version shall be the prevailing version in the event of inconsistency between the English language version and any other language version.
14. Governing Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer, by the person serving the same to the address provided in paragraph 11, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Issuer in respect of any sum due to any Manager or 144A Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Manager or 144A Selling Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Manager or 144A Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Manager or 144A Selling Agent hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Manager or 144A Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Manager or 144A Selling Agent hereunder, such Manager or 144A Selling Agent shall pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to such Manager or 144A Selling Agent hereunder.
15. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Please confirm that this Agreement correctly sets out the arrangements agreed between us.

Yours faithfully, Home Inns & Hotels Management Inc.
By:	/s/ Huiping Yan
	Name:	Huiping Yan
	Title:	Chief Financial Officer

To: Home Inns & Hotels Management Inc.
We confirm that the foregoing Agreement correctly sets out the arrangements agreed between us.

Yours faithfully, Credit Suisse Securities (USA) LLC
By:	/s/ Steven Winnert
	Name:	Steven Winnert
	Title:	Managing Director

J.P. Morgan Securities Ltd.
By:	/s/ Edward Tsui
	Name:	Edward Tsui
	Title:	Associate

Each by its duly authorized attorney:

SCHEDULE A
FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE B
[On the letterhead of the Managers]
December [•], 2010
Dear Sirs,
PURCHASE AGREEMENT RELATING TO THE PURCHASE OF 2.00% CONVERTIBLE SENIOR NOTES DUE
DECEMBER 15, 2015
OVER-ALLOTMENT OPTION NOTICE
We, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Ltd., the Managers, hereby irrevocably exercise the Over-Allotment Option contained in paragraph 1(b) of the Purchase Agreement dated December 14, 2010 for [•] Optional Notes (as defined in the Purchase Agreement). Payment for, and delivery of, the Optional Notes shall take place not later than 10:00 hours (New York time) on December [•], 2010.

Yours faithfully, Credit Suisse Securities (USA) LLC
By:
Name:
Title:

J.P. Morgan Securities Ltd.
By:
Name:
Title:

SCHEDULE C
List of Documents incorporated by reference into
Offering Memorandum
1. 2009 Annual Report on Form 20-F (File number: 001-33082)

SCHEDULE D
LIST OF OPERATING SUBSIDIARIES AND JOINT VENTURES

Company Name
PRC Subsidiaries	
1	如家和美酒店管理(北京)有限公司
2	和美酒店管理(上海)有限公司
3	辉聚酒店设施设备租赁(上海)有限公司
4	上海七斗星商旅酒店管理有限公司
5	江苏如家酒店设施设备租赁有限公司
6	辉屹酒店设施设备租赁(上海)有限公司
7	苏州如家贸易有限公司
8	辉创酒店管理(苏州)有限公司
9	颐泰商务酒店管理(上海)有限公司
Home Inns Shanghai	
10	上海如家酒店管理有限公司
HI Operating Subsidiaries	
11	北京惠东米林得投资管理有限公司
12	杭州如家快捷酒店有限公司
13	苏州如家快捷酒店有限公司
14	常州如家快捷酒店有限公司
15	无锡如家快捷酒店有限公司
16	天津如家快捷酒店有限公司
17	广州如家酒店管理有限公司
18	北京都市阳光酒店管理有限公司
19	上海楚文投资控股有限公司
20	宁波如家快捷酒店管理有限公司
21	上海如家和美长宁酒店有限公司
22	上海松江如家快捷酒店管理有限公司
23	南通如家快捷酒店管理有限公司
24	深圳市如家快捷酒店管理有限公司
25	成都如家酒店管理有限公司
26	重庆如家酒店管理有限公司
27	绍兴如家酒店管理有限公司
28	武汉如家和美酒店管理有限公司
29	南京如家和美酒店管理有限公司
30	四川如家酒店管理有限公司
31	合肥如家酒店管理有限公司
32	大连如家酒店管理有限公司
33	河南如家酒店管理有限公司
34	沈阳如家酒店管理有限公司
35	青岛如家和美酒店管理有限公司
36	江阴如家酒店有限公司
37	淄博如家酒店管理有限公司

1

Company Name
38	洛阳如家酒店管理有限公司
39	扬州和美酒店管理有限公司
40	天津如家酒店管理有限公司
41	南宁七斗星商旅酒店管理有限公司
42	石家庄如家酒店管理有限公司
43	上海碧邦酒店管理有限公司
44	珠海如家酒店管理有限公司
45	中山如家酒店有限公司
46	成都七斗星马瑞卡酒店管理有限责任公司
47	上海如家松卫酒店管理有限公司
48	西安如家酒店管理有限公司
49	烟台如家酒店管理有限公司
50	包头如家酒店管理有限公司
51	上海班利软件技术有限公司
52	威海如家酒店管理有限公司
53	济南如家酒店管理有限公司
54	大连如家和美酒店管理有限公司
55	呼和浩特市如家酒店管理有限公司
56	上海国定七斗星商旅酒店有限公司
57	吉林市如家酒店管理有限公司
58	蚌埠如家酒店管理有限公司
59	北京阳光时尚酒店管理有限公司
60	南昌如家酒店管理有限公司
61	保定如家酒店管理有限公司
62	潍坊如家酒店管理有限公司
63	南宁和美酒店管理有限公司
64	哈尔滨如家和美酒店管理有限公司
65	上海如家中山北路酒店管理有限公司
66	太原如家酒店管理有限公司
67	福州和美酒店管理有限公司
68	天津和美酒店管理有限公司
69	上海如家新市酒店管理有限公司
70	佛山如家和美酒店管理有限公司
71	长春如家酒店管理有限公司
72	长沙和美酒店管理有限公司
73	乌鲁木齐如家酒店管理有限公司
74	桂林如家酒店管理有限公司
75	宜兴市如家酒店管理有限公司
76	菏泽如家酒店管理有限公司
77	银川如家酒店管理有限公司
78	嘉兴如家酒店管理有限公司
79	贵阳如家酒店管理有限公司
80	德州和美酒店管理有限公司

2

Company Name
81	齐齐哈尔如家酒店管理有限公司
82	岳阳如家酒店管理有限公司
83	沈阳如家和美酒店管理有限公司
84	北京盛美酒店管理有限公司
85	上海如家沪太路酒店管理有限公司
86	芜湖如家酒店管理有限公司
87	泰安如家酒店管理有限公司
88	东营如家酒店管理有限公司
89	延边如家酒店管理有限公司
90	徐州如家酒店管理有限公司
91	兰州如家酒店管理有限公司
92	滨州如家酒店管理有限公司
93	聊城如家酒店管理有限公司
94	马鞍山如家酒店管理有限公司
95	日照和美酒店管理有限公司
96	上海怡村酒店管理有限公司
97	广州市慧枫酒店有限公司
98	佛山盛美酒店管理有限公司
99	宜昌如家酒店管理有限公司
100	廊坊市如家酒店管理有限公司
101	北京金福伟业酒店管理有限公司
102	上海和颐酒店管理有限公司
103	上海七斗星酒店有限公司
104	营口如家酒店管理有限公司
105	上海如家蒙自酒店管理有限公司
106	昆明和美酒店管理有限公司
107	通化如家酒店管理有限公司
108	海口如家和美酒店管理有限公司
109	抚顺市如家酒店管理有限公司
110	东莞市和美酒店管理有限公司
111	沧州和美酒店管理有限公司
112	唐山如家酒店管理有限公司
113	武夷山如家酒店管理有限公司
114	安庆如家酒店管理有限公司
115	西宁如家酒店管理有限公司
116	如皋市如家酒店管理有限公司
117	张家港如家和美酒店管理有限公司
118	德阳如家酒店管理有限公司
119	金华如家酒店管理有限公司
120	慈溪如家酒店管理有限公司
121	盐城如家酒店管理有限公司
122	莱阳如家酒店管理有限公司
123	迁安如家酒店管理有限公司

3

Company Name
124	枣庄如家酒店管理有限公司
125	邳州如家酒店管理有限公司
126	泉州如家酒店管理有限公司
127	漯河如家酒店管理有限公司
128	石狮如家酒店管理有限公司
129	临沂如家快捷酒店管理有限公司
130	常熟市如家酒店管理有限公司
131	锦州如家酒店管理有限公司
132	东莞市盛美康旅酒店管理有限公司
133	汕头市如家酒店管理有限公司
134	肇庆市如家酒店管理有限公司
135	太仓如家酒店管理有限公司
136	上海如家新站酒店管理有限公司
137	葫芦岛如家酒店管理有限公司
138	武威如家酒店管理有限公司
139	连云港和美酒店管理有限公司
140	上海如家峨山路酒店管理有限公司
141	上海如家吉睿酒店管理有限公司
142	新乡市如家酒店管理有限公司
143	吴忠市如家酒店管理有限公司
144	曲阜如家酒店管理有限公司
145	武汉市金山伟业信息咨询有限公司
146	鹤岗如家酒店管理有限公司
147	海门如家酒店管理有限公司
148	荣成如家酒店管理有限公司
149	济宁如家和美酒店管理有限公司
150	潮州和美酒店管理有限公司
151	吴江如家酒店管理有限公司
152	伊春如家酒店管理有限公司
153	仪征和美酒店管理有限公司
154	益阳如家酒店管理有限公司
155	襄樊如家酒店管理有限公司
156	乐山如家酒店管理有限公司
157	青岛如家快捷酒店管理有限公司
HI Joint Ventures	
158	福州如家运通快捷酒店有限公司
159	厦门如家快捷酒店有限公司
160	上海如家快捷漕溪路酒店有限公司
161	上海如家漕宝酒店管理有限公司
162	福州如家快捷酒店有限公司
163	东莞市如家酒店管理有限公司

4

SCHEDULE E-1
FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP, UNITED STATES COUNSEL TO THE ISSUER
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.	The Purchase Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.
2.
The Indenture has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and, assuming the due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.
The Registration Rights Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.
The Deposit Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and, assuming the due authorization, execution and delivery thereof by the Depositary, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.
The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law.

6.
No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.

7.
The Securities Certificate has been duly executed by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Securities Certificate will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

8.
The statements in the Time of Sale Information and the Offering Memorandum in paragraphs 2, 4, and 10 under the caption “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of the Purchase Agreement, fairly summarize such provisions in all material respects.

9.
The statements in the Time of Sale Information and the Offering Memorandum under the captions “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, other than “Book-Entry Delivery and Form” fairly summarize such provisions in all material respects.

10.
The statements in the Time of Sale Information and the Offering Memorandum under the captions “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement and the ADSs, fairly summarize such provisions in all material respects.

11.
Assuming that the Purchase Agreement is the valid and binding agreement of the Company, under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any state court in the City, County and State of New York (each, a “New York Court”) in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed Law Debenture Corporate Services Inc. as its authorized agent for the purpose described in Section 14 of the Purchase Agreement; and

12.
Under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to the Purchase Agreement, or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed Law Debenture Corporate Services Inc. as its authorized agent for the purpose described in Section 9(o) of the Registration Rights Agreement;

13.
Under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to the Indenture or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed Law Debenture Corporate Services Inc. as its authorized agent for the receipt of service of process under Section 13.08 of the Indenture;

14.
Under the laws of the State of New York relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to the Deposit Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the receipt of service of process under Section 7.8 of the Deposit Agreement;

15.
The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

16.
The F-6 Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the staff of the Commission on December 21, 2010, we confirm that no stop order suspending the effectiveness of the F-6 Registration Statement has been issued under the Act.

17.
Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 2(a) of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 3 of the Purchase Agreement and the due performance by you of the covenants and agreements set forth in the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom you initially resell the Securities and (v) that purchasers to whom you initially resell the Securities receive a copy of the Offering Memorandum prior to confirmation of such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by you in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended, or qualification of the Indenture under the Trust Indenture Act of 1939, it being understood that we do not express any opinion as to the ADSs (including the ordinary shares represented by such ADSs) issuable upon conversion of any Security or any subsequent reoffer or resale of any Security or ADSs (including the ordinary shares s represented by such ADSs).

SCHEDULE E-2
FORM OF OPINION OF MAPLES AND CALDER, CAYMAN ISLANDS COUNSEL TO THE ISSUER
Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
1.	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.
2.	The Company can sue and be sued in its own name under the laws of the Cayman Islands.
3.
The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents and the Notes including the issue and offer of the Notes pursuant to the Transaction Documents and the issue of the Shares upon the conversion of the Notes.

4.
The Company has the authorised and issued share capital as set out in the Offering Documents, and all of the issued shares in the capital of the Company have been legally issued, and assuming that the subscription price therefor has been paid in full (except for the ordinary shares issued to the Bank of New York Mellon that are issued as unpaid shares), are fully paid and non-assessable (meaning that no further sums are payable to the Company on such Shares), are not subject to any pre-emptive or similar rights under Cayman Islands law or the Company’s Memorandum and Articles of Association and conform to the description thereof contained in the Offering Documents.

5.
The execution and delivery of the Transaction Documents, the issue and offer of the Notes by the Company and the performance of its obligations thereunder, including the issue of the Shares upon the conversion of the Notes, do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force, and when issued by the Company in accordance with the terms of the Transaction Documents against payment in full of the consideration thereof set forth in the Transaction Documents and the appropriate entries made on the register of members (shareholders) of the Company, the Shares underlying the ADSs will be validly issued and allotted as fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares) and will not be subject to any pre-emptive or similar rights under Cayman Islands law or the Company’s Memorandum and Articles of Association.

6.
The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, assuming the Transaction Documents have been executed and unconditionally delivered by an authorised person pursuant to the Resolutions, the Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

7.
The Notes have been duly authorised by the Company and when the Notes are signed by a Director on behalf of the Company in accordance with the Resolutions and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

8.
The statements in the Offering Documents under “Risk factors”, “Enforceability of civil liabilities”, “Dividend policy”, “Description of share capital” and “Taxation-Cayman Islands taxation” (in each section in so far as the section relates to Cayman Islands law only) fairly present the information and summarise the matters referred to therein.

9.
No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the issue of the Offering Documents;
(b)	the execution, creation or delivery of the Transaction Documents by the Company;
(c)	subject to the payment of stamp duty, the enforcement of the Transaction Documents against the Company;
(d)	the offering, execution, authentication, allotment, issue or delivery of the Notes;
(e)	the performance by the Company of its obligations under the Notes and the Transaction Documents;
(f)	the payment of the principal and interest and any other amounts under the Notes; or
(g)	the payment of dividends and other distributions declared and payable on the Shares (including to the Depositary).
10.
No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents or the Notes;
(b)	the enforcement of the Transaction Documents or the Notes;
(c)	payments made under, or pursuant to, the Transaction Documents; or
(d)	the issue, transfer or redemption of the Notes.
The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
11.	The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Notes.
12.
The submission to the jurisdiction of any New York State or United States federal court (each a “New York Court”), the appointment of CT Corporation System to accept as an agent for service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Transaction Documents, is legal, valid and binding on the Company assuming that the same is true under the governing law of the Transaction Documents.

13.
The obligations of the Company under the Transaction Documents and the Notes rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

14.
Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to 17 December 2010 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition, counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

15.
Based solely on our review of the Register of Members, there are no entries or notations indicating any third party interests, including any security interest, on the Register of Members of the Company as at the date of this Opinion.

16.
Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty; and
(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
17.
It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

18.	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.
19.
The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents.

20.
The Purchasers will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of the Purchase Agreement, or the entering into of or the enforcement of their rights under the Purchase Agreement.

21.
The Purchasers will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Purchase Agreement.

SCHEDULE E-3
FORM OF OPINION OF COMMERCE & FINANCE LAW OFFICERS, PRC COUNSEL TO THE ISSUER
Based on the foregoing, we are of the opinion that:
1.
Incorporation of PRC Subsidiaries. Each of the PRC Subsidiaries has been duly organized and is validly existing as a wholly-foreign owned enterprise or a Sino-foreign equity joint venture with limited liability or a limited liability company (as the case may be), with full legal person status under the Laws of the PRC and its business license is in full force and effect; each of Hemei, Home Inns Beijing, Huiju Equipment, Top Star, Jiangsu Home Inns, Huiyi Equipment, Suzhou Home Inns Trading, Suzhou Huichuang and Yitel Hotel Management has been duly qualified as a foreign invested enterprise; 100% of the equity interest of each of Hemei, Home Inns Beijing, Huiju Equipment, Jiangsu Home Inns, Huiyi Equipment, Suzhou Home Inns Trading and Suzhou Huichuang is owned directly or beneficially by Home Inns HK, a company incorporated in Hong Kong; 100% of the equity interest of Yitel Hotel Management is owned directly or beneficially by Yitel Hotel HK, a company incorporated in Hong Kong; 80% of the equity interest of Top Star is owned directly or beneficially by Ai Home HK, a company incorporated in Hong Kong, and 20% of the equity interest of Top Star is owned directly or beneficially by Shanghai Chuwen Investment Holding Co., Ltd., a company incorporated in the PRC and wholly owned by Home Inns Shanghai; 100% of the equity interest of Home Inns Shanghai is owned directly or beneficially by Home Inns Beijing. To the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; the Articles of Association of each PRC Subsidiary, the business license and other constituent documents of each PRC Subsidiary comply with the requirements of applicable PRC laws and are in full force and effect.

2.
Subsidiaries. Except as disclosed in the Offering Documents, each PRC Subsidiary has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Offering Documents and is duly qualified to transact business in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. Except as disclosed in the Offering Documents, each PRC Subsidiary has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with any governmental or regulatory agency or any court in the PRC (“Governmental Agencies”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the Offering Documents and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Offering Documents. To the best of our knowledge, except as described in the Offering Documents, no PRC Subsidiary has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits. Further, each PRC Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

3.
Corporate Structure. The entering into, and the consummation of the transactions contemplated in the relevant documents governed by PRC Laws described in the Offering Documents under “Summary—Corporate Structure and History” to the extent that PRC Laws are concerned, constitute legal, valid and binding obligations of all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents to the extent that PRC Laws are concerned, have been taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

4.
Capitalization. All of the equity interests in each PRC Subsidiary are legally owned by entities as described in the Schedule I hereto, free and clear of all liens, charges, or transfer or any other encumbrances, equities or claims; each PRC Subsidiary has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership interest by the Company of its equity interest in each PRC Subsidiary through Home Inns HK, Yitel Hotel HK and Ai Home HK, except for that such non-compliance as would not reasonably be expected to have a Material Adverse Effect; to the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any PRC Subsidiary.

5.
Use of Proceeds. Subject to the assumption that any future application of the proceeds in the PRC should be in compliance with all applicable PRC laws and all necessary Governmental Approvals (if any) for such application has been obtained, the application of the net proceeds to be received by the Company from the Offering as contemplated by the Offering Documents, will not contravene any provision of applicable PRC law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of any PRC Subsidiary or contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us and governed by the PRC Laws and binding upon any PRC Subsidiary, or any judgment, order or decree of any Governmental Agency in the PRC.

6.
Title to Property and Leased Assets. To the best of our knowledge, each PRC Subsidiary has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such PRC Subsidiary is a party is legally executed; except as described in the Offering Documents, the leasehold interests of each PRC Subsidiary are fully protected by the terms of the lease agreements to the extent provided under the PRC laws, which are valid, binding in accordance with their respective terms under PRC law; and, to the best of our knowledge, neither the Company nor any PRC Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Offering Documents.

7.
Guarantees. To the best of our knowledge, there are no outstanding guarantees or contingent payment obligations of any PRC Subsidiary in respect of indebtedness of third parties except as disclosed in the Offering Documents.

8.
No Violation. To the best of our knowledge, no PRC Subsidiary or any of its subsidiaries is in breach or violation of or in default, as the case may be, under (A) its articles of association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any material obligation, license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for such breach or violation or default as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of the subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

9.
Dividends. Except as disclosed in the Offering Documents, all dividends and other distributions declared and payable on the Home Inns HK, Yitel Hotel HK and Ai Home HK’s equity interest in their respective foreign invested enterprises in Renminbi may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC, and except as disclosed in the Offering Documents, all such dividends will not be subject to withholding or other taxes under the current laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in the PRC under the existing PRC laws, except for standard procedures or formalities required by the competent bureau of foreign exchange as disclosed in the final Offering Documents.

10.
Material Contracts. Each of the material contracts governed by PRC laws and listed in Schedule II hereto (the “Material Contracts”) has been duly authorized, executed and delivered by the relevant PRC Subsidiary or the PRC Group Company (as the case may be), and each such company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such PRC Subsidiary or PRC Group Company (as the case may be) had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or a PRC Subsidiary or a PRC Group Company is a party constitutes a legal, valid and binding obligation of the Company or such PRC Subsidiary or PRC Group Company, as the case may be, enforceable against the Company or such PRC Subsidiary or PRC Group Company, as the case may be, in accordance with its terms; if applicable, each franchise agreement entered into by Home Inns Shanghai has been terminated or properly transferred, amended or assigned such that Hemei is the obligor and beneficiary under such franchise agreement; all Governmental Authorizations required in the PRC for such transfers, amendments and assignments, if applicable, have been obtained and are in full force and effect; and all necessary steps for such transfers and assignments have been taken and all consents required from all counter parties to such contracts have been obtained and are in full force and effect, other than the filing of each of the franchise agreements with the relevant authorities for record, which failure to file as of the date hereof would not reasonably be expected to have a Material Adverse Effect.

11.
Trademarks. Each PRC Subsidiary owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks as listed in Schedule III in connection with the business currently operated by it; except as described in the Offering Documents, to the best of our knowledge after due inquiry, no PRC Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect;

12.
Intellectual Property. To the best of our knowledge after due inquiry, none of the PRC Group Companies possesses any other registered intellectual property except as described in the Offering Documents and in the Schedule III, and none of the PRC Subsidiaries possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the ordinary course of business, and to the best of our knowledge, none of the PRC Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

13.
No Violation. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, including the issue and sale of the Ordinary Shares and the Offered ADSs under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us and governed by the PRC Laws and to which any PRC Subsidiary is a party or by which any such PRC Subsidiary is bound or to which any of the properties or assets of a PRC Subsidiary is bound or to which any of the properties or assets of any PRC Subsidiary is subject except for such conflict, breach, violation or default as the case may be, would not reasonably be expected to have a Material Adverse Effect, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any PRC Subsidiary, (C) do not and will not result in any violation of any provision of PRC laws

14.
Absence of Further Action. No Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the Offered Securities at such Closing Date to be sold by the Company under the Purchase Agreement, (B) upon conversion of the Offered Securities, the issue of the Underlying ADSs and the Ordinary Shares represented thereby, (C) upon conversion of the Offered Securities, the deposit of the Ordinary Shares represented by the ADSs with the Depositary or its nominee, and (D) the consummation by the Company, the Trustee and the Depositary of the transactions contemplated by this Purchase Agreement, the Indenture, the Registration Rights Agreement and the Deposit Agreement, as applicable.

15.	Absence of Reporting Obligations. There are no reporting obligations under PRC law on non-PRC holders of the Offered Securities or the Ordinary Shares.

16.
No Deemed Residence. As a matter of PRC law, no holder of the Offered Securities or Ordinary Shares who is not a PRC resident for tax or other purpose will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered Securities or Ordinary Shares. There are no limitations under PRC law on the rights of holders of the Offered Securities or Ordinary Shares who are not PRC residents to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Ordinary Shares.

17.
Accurate Description of Law and Documents. The statements set forth in the Offering Documents under the captions “Summary—Corporate Structure and History,” “Risk Factors,” “Dividend Policy,” “Related Party Transactions,” “Business,” “Regulations,” “Management,” “Description of Share Capital,” “Enforcement of Civil Liabilities” and “Taxation,” insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain an untrue statement of a material fact, and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

18.
Submission to Jurisdiction. The submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in the Purchase Agreement to the extent that PRC laws are concerned will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in the PRC.

19.
Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in this Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement do not contravene laws of the PRC; assuming due authorization, execution and delivery by each party thereto, each of the Purchase Agreement, and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

20.
No Stamp Tax. Except as disclosed in the Offering Documents, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Manager,the Depository or its custodian to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered Securities, (B) upon conversion, the issue of ADSs, (C) upon conversion, the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement, (D) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Purchasers in the manner contemplated in the Purchase Agreement the Indenture, the Agency and the Deposit Agreement, (D) the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement by the Company, or (E) the sale and delivery by the Purchasers of the Offered Securities to the initial purchasers thereof in the manner contemplated in this Agreement and the Offering Documents.

21.
No Licensing Requirement. The entry into, and performance or enforcement of the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Deposit Agreement in accordance with its respective terms will not subject any of the Managers or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Managers or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Purchase Agreement and the Deposit Agreement.

22.
No PRC Liability of Depositary. The Trustee and the Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Indenture and the Registration Rights Agreement, in the case of the Trustee, and the Deposit Agreement, in the case of the Depositary.

23.
No Sovereign Immunity. Under the laws of the PRC, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

24.
Compliance with PRC Law. To the best of our knowledge following due inquiry, except as disclosed in the Offering Documents, each of the Company and the PRC Subsidiaries is currently in compliance with all applicable PRC laws and regulations in all material aspects, and the issuance, sale and delivery of the Offered Securities by the Company as described in the Offering Documents will not conflict with or result in a breach or violation of, the provisions of any applicable PRC laws and the regulations.

25.
Disclosure. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents, except for those referred to in the opinion in subsection 19, nothing has come to our attention that leads us to believe that any part of the Offering Documents (other than the financial statements and related schedules therein, as to which we express no opinion) or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Documents (other than the financial statements and related schedules therein, as to which we express no opinion) or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; We have no reason to believe that the Offering Documents (other than the financial statements and related schedules therein, as to which we express no opinion), as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE E-4
FORM OF OPINION OF LI & PARTNERS, HONG KONG COUNSEL TO THE ISSUER
Based upon and relying upon the foregoing, and subject to the comments, reservations and qualifications stated below, we are of the following opinions:
1.	Incorporation and Continuing Registration
The Company was incorporated on 28 May 2001 as a private company with limited liability and is validly existing under the laws of the Hong Kong. As confirmed by the directors of the Company, no steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve the Company.
2.	Corporate Power
The Company has the capacity and powers to own the assets and to carry on the business in Hong Kong as an investment holding company and the Memorandum and Articles of Association does not contain any restriction against the Company owning such assets or carry on such businesses.
3.	Good Standing
The Company remains on the Register of Companies maintained by the Companies Registry in Hong Kong.
4.	Share Capital
The authorized capital of the Company is HK$1,000,000.00 divided into 200,000,000 shares of HK$0.005 each (the “Shares”) out of which 50,324,026 Shares have been duly and validly authorized and issued as fully paid and non-assessable in the following manner: (i) 27,399,140 Ordinary Shares of HK$0.005 each have been issued as fully paid Ordinary Shares; (ii) 17,241,400 Series A Preference Shares of HK$0.005 each have been issued as fully paid Series A Preference Shares; (iii) 2,417,645 Series B Preference Shares of HK$0.005 each have been issued as fully paid Series B Preference Shares; and (iv) 3,265,841 Series C Preference Shares of HK$0.005 each have been issued as fully paid Series C Preference Shares.
All of the issued share capital of the Company are free from any restrictions on voting under the laws of Hong Kong and the Memorandum and Articles of Association and is not subject to any pre-emptive or similar rights under Hong Kong law or the Memorandum and Articles of Association. Pursuant to the Memorandum and Articles of Association, the directors of the Company may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any of the Shares, whether or not it is a fully paid share.
5.	Ownership
Home Inns Cayman is the registered and beneficial owner of all the issued share capital of the Company.
6.	No Violation
The Company is not in violation of its constituent documents or in default in the perfoiivance or observance of any material obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or of any law, public rule or regulation applicable to the Company in Hong Kong currently in force or of any existing order or decree of any governmental authority or agency or any official body in Hong Kong.

7.	Accurate Description
The statements in the Offering Memorandum under the heading “Corporate History and Structure”, insofar as such statements constitute summaries of the legal matters to which the Company is a party referred to therein, in each case to the extent, and only to the extent, governed by the laws of Hong Kong, are materially true and correct and fairly present the information and summarize the matters referred to therein.
8.	Absence of Taxes
According to the Mainland and Hong Kong Special Administrative Region Arrangement on Avoiding Double Taxation or Evasion of Taxation on Income agreed between China and Hong Kong in August 2006, dividends paid by a foreign-invested enterprise in China to its direct holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the foreign-invested enterprise).
Subject to the aforesaid, no stamp duties or other similar taxes or charges are payable under the laws of Hong Kong, or which under the present laws of Hong Kong could in the future become imposed, in respect of:
a.	the execution or delivery of the Document or the performance by any of the parties of their respective obligations or enforcement of the Document; or
b.	the payment of dividends and other distributions declared and payable on Shares.
9.	No Capital Gains Taxes
Hong Kong currently has no capital gains tax and no estate duty, inheritance tax or gift tax.
10.	Dividends
No approvals are currently required from any governmental department, agency or other authority in Hong Kong in order for the Company to pay dividends or profits to Home Inns Cayman.
11.	No Actions against the Company
Based solely on our review of the search results conducted through authorized agents at the Court Registries, there were no actions or petitions pending against the Company in the courts of Hong Kong as at 20 December 2010. The search results of searches conducted through authorized agents at the Official Receiver’s Office have revealed no record of the presentation of any winding up petition in respect of the Company.
12.	Exchange Control Regulation
There is no exchange control legislation or regulation under Hong Kong law and accordingly there is no exchange control imposed under Hong Kong law.
13.	No Restrictions on Dividends
There are no restrictions under Hong Kong law which would prevent the Company from paying dividends to its shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of Hong Kong that any document be registered or recorded in any public office or elsewhere in Hong Kong in order for the Company to pay dividends to its shareholders in U.S. Dollars or any other currency.

SCHEDULE E-5
FORM OF OPINION OF EMMET MARVIN & MARTIN LLP, COUNSEL TO THE DEPOSITARY
Based on the foregoing, and subject to the assumptions and the qualifications set forth below, we are of the opinion that:
1.
The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

2.
Upon delivery by the Depositary of the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs and to the rights specified in the Deposit Agreement.

3.
The legal entity for the issuance of ADSs filed a registration statement for the ADSs on Form F-6 under the Securities Act of 1933, as amended, (the “1933 Act”) (the “ADS Registration Statement”), the Commission declared that registration statement effective, to the best of our knowledge, no stop order suspending the effectiveness of the ADS Registration or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the ADS Registration Statement complied as to form, as of its effective date, in all material respects, with the requirements of the 1933 Act and the rules and regulations thereunder.

SCHEDULE E-6
FORM OF OPINION OF CLIFFORD CHANCE, COUNSEL TO THE TRUSTEE
Based upon and subject to the foregoing, we are of the opinion that as of this date:
1.
The Trustee is a banking corporation organized and validly existing and in good standing under the laws of the State of New York and has full corporate trust power and authority to enter into and perform its obligations as Trustee under the Indenture.

2.
The Indenture has been duly authorized, executed and delivered by the Trustee and constitutes legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, concepts of reasonableness, good faith and fair dealing.

3.	The Securities have been duly authenticated in accordance with the terms of the Indenture.

SCHEDULE F
FORM OF LOCK-UP AGREEMENT

To:	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 United States Of America

J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ United Kingdom
Re:	Proposed Offering by Home Inns & Hotels Management Inc. of 2.00% Convertible Senior Notes Due December 15, 2015
Ladies and Gentlemen:
This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) to be entered into by Home Inns & Hotels Management Inc. (the “Company”) and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Ltd., (collectively, the “Managers”), providing for the offering (the “Offering”), pursuant to Regulation S and Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of 2.00% Convertible Senior Notes Due December 15, 2015. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.
In order to induce the Managers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that for a period of 60 days following the date of the final offering memorandum relating to this Offering (the “Lock-Up Period”), the undersigned, without the prior consent of the Managers (i) offer, sell, contract to sell, pledge or otherwise dispose of directly or indirectly debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any of the Company’s ordinary shares (the “Ordinary Shares”) or Company’s American Depositary Shares (“ADSs”), or securities convertible or exchangeable into or exercisable for our Ordinary Shares or ADSs, or warrants or other rights to purchase the Ordinary Shares or ADSs representing the right to receive any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or warrants or other rights to purchase Ordinary Shares or ADSs, or any other securities of the Company that are substantially similar to Ordinary Shares or ADSs, whether any such transaction is to be settled by delivery of, Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). Any Ordinary Shares received by the undersigned upon exercise of options granted to the undersigned also will be subject to the foregoing agreement.

The foregoing sentence shall not apply to (a) any Notes to be sold pursuant to the Purchase Agreement, (b) transactions relating to Ordinary Shares, ADSs or other securities of the Company acquired in open market transactions, (c) transfers of Ordinary Shares, ADSs or any security convertible into ADSs or Ordinary Shares as a bona fide gift, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (e) transfers upon death by will or intestacy to the undersigned’s immediate family, (f) distribution of Ordinary Shares, ADSs or any security convertible into ADSs or Ordinary Shares to limited partners or stockholders of the undersigned, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs; provided that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (c), (d), (e) or (f), each donee, transferee or distribute shall sign and deliver a lock up letter substantially in the form of this letter and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities of the Company acquired in such open market transactions pursuant to sub-clause (b); and provided further, that, in the case of sub-clause (g) above, such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.
If the Company notifies you in writing that it does not intend to proceed with the Offering or for any reason the Purchase Agreement shall be terminated prior to the time of purchase, this lock-up agreement shall be terminated forthwith and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Name:
Title: